SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2001

Sunrise Technologies International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10428	77-0148208

(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 West Warren Avenue, Fremont, California	94538

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 623-9001

(Former name or address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

Item 5.           Other Events.

On December 21, 2001, the Company entered into another Extension Agreement with Silicon Valley Bank extending the maturity date of the approximately $3,500,000 it owes to the bank under its line-of-credit to March 31, 2002. The bank had previously extended the maturity date of the loan to November 30, 2001. In exchange for the extension the Company signed an Intellectual Property Security Agreement in which the Company granted to the bank a first priority security interest in its intellectual property up to $1,500,000. The Company also agreed to make an extension payment to the bank of $35,000 on the extension maturity date. The bank also released its rights to 2,000,000 shares of the Company’s common stock that the Company had pledged to the bank.

In addition, on December 24, 2001, the Company entered into an agreement with RJW Acquisitions, L.C., a Texas limited liability company in which RJW Acquisitions purchased a Convertible Secured Bridge Promissory Note (“Note”) from the Company for $1,000,000. The Note is also secured by a lien of equal priority to the bank on the intellectual property of the Company up to $1,000,000. The maturity date of the Note is March 31, 2002, if not converted earlier and has an interest rate of 10% per annum. The Note is convertible at the option of the holder into 6.25% of the Company’s equity on a fully diluted basis or approximately 5,121,000 shares of common stock subject to shareholder approval to increase the number of authorized shares.

Item 7.           Financial Statements and Exhibits.

99.1	Extension Agreement dated November 30, 2001 and signed December 21, 2001 with Silicon Valley Bank.

99.2	Intellectual Property Security Agreement dated and signed December 21, 2001 with Silicon Valley Bank.

99.3	Collateral Substitution Agreement dated and signed December 21, 2001 with Silicon Valley Bank.

99.4	Convertible Secured Promissory Note dated and signed December 24, 2001 with RJW Acquisitions, L.C.

99.5	Intellectual Property Security Agreement dated and signed December 24, 2001 with RJW Acquisitions, L.C.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNRISE TECHNOLOGIES INTERNATIONAL, INC. (Registrant)

DATE: December 28, 2001	By:	/s/ John Hendrick

Name: John Hendrick Title: President and Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Extension Agreement dated November 30, 2001 and signed December 21, 2001 with Silicon Valley Bank.

99.2	Intellectual Property Security Agreement dated and signed December 21, 2001 with Silicon Valley Bank.

99.3	Collateral Substitution Agreement dated and signed December 21, 2001 with Silicon Valley Bank.

99.4	Convertible Secured Promissory Note dated and signed December 24, 2001 with RJW Acquisitions, L.C.

99.5	Intellectual Property Security Agreement dated and signed December 24, 2001 with RJW Acquisitions, L.C.